UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2012

Bluesky Systems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52548	20-1699814
(State or other Jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Century Park East, Suite 1500
Los Angeles, California 90067
(Address of principal executive offices)

(310) 277-4200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

(1)

Item 1.02 Termination of a Material Definitive Agreement

Reference is made to Item 5.02 below relating to the termination of the employment agreement between the Company and Susan Lutz.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 1, 2012, Jerry McClean resigned as a director of the Company. Effective July 3, 2012, Susan Lutz resigned as a director and also indicated in a letter that she was terminating her employment contract as President of the Company for cause for the reasons set forth in such letter. The Company disputes that Ms. Lutz has the right to terminate her contract for cause, and considers that Ms. Lutz has resigned as President of the Company. In turn, Ms. Lutz disputes the Company's position.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2012	Bluesky Systems Holdings, Inc.

/s/ Dan Kehoe
Dan Kehoe
President